Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Form	Registration Statement No.	Purpose
S-3	333-217413	Shelf Registration Statement

S-8	333-74036	U.S. Bancorp 2001 Stock Incentive Plan

S-8	333-100671	U.S. Bancorp 401(k) Savings Plan

S-8	333-142194	Various benefit plans of U.S. Bancorp

S-8	333-166193	Various benefit plans of U.S. Bancorp

S-8 S-8 S-8 S-8	333-189506 333-195375 333-203620 333-227999	Various benefit plans of U.S. Bancorp Various benefit plans of U.S. Bancorp U.S. Bancorp 2015 Stock Incentive Plan Various benefit plans of U.S. Bancorp of our reports dated February 21, 2019, with respect to the consolidated financial statements of U.S. Bancorp and the effectiveness of internal control over financial reporting of U.S. Bancorp, included in this 2018 Annual Report to Shareholders of U.S. Bancorp, which is incorporated by reference in this Annual Report (Form 10-K) of U.S. Bancorp for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

February 21, 2019